                                CYBERMEDIA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CyberMedia, Inc., a Delaware corporation ("the Company") will be held on June 5, 1997 at 10:00 a.m., Pacific daylight savings time, at 3000 Ocean Park Blvd., Suite 2001 Santa Monica, CA 90405 for the following purposes:

     1. To elect seven (7) directors to serve for the ensuing year or until their successors are elected and qualified (Proposal 1);

     2. To ratify the appointment of KPMG Peat Marwick, LLP as independent auditors of the Company for the fiscal year ending December 31, 1997 (Proposal 2); and

     3. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     Stockholders of record at the close of business on April 18, 1997 shall be entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          Unni S. Warrier
                                          President, Chief Executive Officer
                                          and Chairman of the Board

Santa Monica, California
May 9, 1997

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                CYBERMEDIA, INC.
                       3000 OCEAN PARK BLVD., SUITE 2001
                             SANTA MONICA, CA 90405

                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of CyberMedia, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 3000 Ocean Park Blvd., Suite 2001 Santa Monica, CA 90405 on June 5, 1997 at 10:00 a.m., Pacific daylight savings time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal office is located at 3000 Ocean Park Blvd., Suite 2001, Santa Monica, CA 90405 and its telephone number is (310) 581-4700. These proxy solicitation materials were mailed on or about May 5, 1997 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on April 18, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 11,882,225 shares of the Company's Common Stock, $.01 par value were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Jeffrey W. Beaumont) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than three directors. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. If any stockholder gives such notice, all stockholders may cumulate their votes for the candidates in nomination. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible. See "Proposal 1 -- Election of Directors." On all other matters, each share has one vote.

     Proxies are being solicited by the Company. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The Company's Bylaws provide that stockholders holding a majority of the outstanding shares of the corporation entitled to vote on the Record Date and represented by person or by proxy shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 21, 1997 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

STOCKHOLDER INFORMATION

     A copy of the Company's Annual Report on Form 10-K, including financial statements and schedules is enclosed with these proxy solicitation materials. IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO CYBERMEDIA, INC., 3000 OCEAN PARK BLVD., SUITE 2001, SANTA MONICA, CA 90405, ATTENTION: INVESTOR RELATIONS.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS
NOMINEES

     A board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the six nominees named below, all of whom are presently directors of the Company. Mr. Paul Dali is not standing for re-election. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the next Annual Meeting of Stockholders or until such director's successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

     The names of the nominees and certain information about them, are set forth below:

                                                                             DIRECTOR
    NAME OF NOMINEE       AGE              PRINCIPAL OCCUPATION               SINCE
------------------------  ---   -------------------------------------------  --------
Unni S. Warrier.........  42    President, Chief Executive Officer and         1991
                                Chairman of the Board
Peter Morris (1)........  40    General Partner, New Enterprise Associates     1995
Paul Dali...............  54    General Partner, Nazem & Company               1995
Suhas Patil(1)..........  52    Chairman, Cirrus Logic, Inc.                   1995
Ronald S. Posner(2).....  54    Chairman, Graphix Zone, Inc.                   1995
Kanwal Rekhi(2).........  49    Director                                       1995
James R. Tolonen(2).....  47    Chief Financial Officer, Novell, Inc.          1996

---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     The principal occupation of each of the Board members during the past five years is set forth below. There is no family relationship between any director or executive officer of the Company.

     MR. WARRIER has served as President, Chief Executive Officer and Chairman of the Board of the Company since co-founding the Company in November 1991. From February 1991 to November 1991, he served as an independent consultant. From May 1989 to February 1991, he served as President and Chief Executive Officer of NetLabs, Inc., a maker of UNIX network management products, which Mr. Warrier co-founded. Mr. Warrier holds a B. Tech. in Physics from the Indian Institute of Technology of Kanpur, India and a M. Tech. in Computer Science from the Indian Institute of Technology of Madras, India. Mr. Warrier has also completed coursework for a Ph.D in Computer Science from the University of California, Los Angeles.

     MR. DALI has served as a director of the Company since September 1995. Since March 1997, Mr. Dali has served as a general partner of Convergence Partners, a venture capital investment firm, and since December 1991, he has served as a general partner at Nazem & Company, a venture capital investment firm. Prior to this, he served as Chief Executive Officer of Regis McKenna, Inc. a marketing consulting company, and as General Manager of Apple Computer, Inc. Mr. Dali holds a B.S. in Financing from California State University, Northridge. Mr. Dali is also a director of MobiNetix Systems, Inc.

     MR. MORRIS has served as a director of the Company since September 1995. Since January 1993, he has served as a partner at New Enterprise Associates, a venture capital firm. From January 1991 to December 1992, he served as an Associate at New Enterprise Associates. From February 1990 to December 1990, he served as General Manager at Telebit, a communications company. Mr. Morris holds a B.S. in Electrical Engineering and an M.B.A. from Stanford University.

     DR. PATIL has served as a director of the Company since September 1995. Since February 1984, he has served as Chairman of the Board of Cirrus Logic, Inc., a manufacturer of advanced integrated circuits for personal computing, communications, industrial and consumer markets, which Dr. Patil founded. Dr. Patil holds a B. Tech and an M.S. in Electronics and Electrical Communication from the Indian Institute of Technology of Kharagpur, India and a Sc.D. in Electrical Engineering from Massachusetts Institute of Technology.

     MR. POSNER has served as a director of the Company since September 1995. Since January 1996, he has served as Chairman of the Board of Graphix Zone, Inc., a CD-ROM publishing company, and since October 1993 he served as a co-founder and Chairman of the Board of StarPress Multimedia, Inc., a CD-ROM publishing company that merged with Graphix Zone, Inc. in July 1996. From September 1990 to October 1993, he served as Chairman of the Board and Chief Executive Officer of WordStar International, Inc., a PC software company. Mr. Posner holds a B.S. in Mathematics from Renssalaer Polytechnic Institute and an M.B.A. from Harvard University.

     MR. REKHI has served as a director of the Company since September 1995. From June 1989 to January 1995, Mr. Rekhi served as an Executive Vice President and Chief Technology Officer of Novell, Inc. ("Novell"), a local area network and software company. Mr. Rekhi also served as a director of Novell from June 1989 to September 1995. Mr. Rekhi currently serves as a director of Castelle, Inc., a communications company, and Gupta, Inc., a database software company. Mr. Rekhi holds a B. Tech. from the Indian Institute of Technology of Bombay, India and an M.S. in Electrical Engineering from Michigan Technological University.

     MR. TOLONEN has served as a director of the Company since August 1996. Since June 1989 he has served as an Executive Vice President and Chief Financial Officer of Novell. Mr. Tolonen also served as Chief Financial Officer of Excelan, Inc., a networking company, from July 1983 through June 1989 before it was acquired by Novell. Mr. Tolonen is a Certified Public Accountant and holds both a B.S. in Mechanical Engineering and an M.B.A. from the University of Michigan. Mr. Tolonen is currently the Chair of the Issuer Affairs Committee of the Nasdaq.

VOTE REQUIRED

     Directors will be elected by a plurality vote of the shares of the Company's Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the six candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but because directors are elected by a plurality vote, will have no impact once a quorum is present. See "Information Concerning Solicitation and Voting -- Voting and Solicitation; Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED ABOVE

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 14 meetings and took a total of four (4) actions by written consent during the fiscal year ended December 31, 1996. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

     The Audit Committee of the Board of Directors which consists of Messrs. Posner, Rekhi and Tolonen, held two (2) meetings during the last fiscal year. The Audit Committee reviews and advises the Board of Directors regarding the Company's accounting matters and is responsible for reviewing and recommending the annual appointment of the independent public accountants, recommending the engagement of the Company's independent public accountants and the services to be performed by them, and reviewing and evaluating the accounting principles being applied to the Company's financial reports.

     The Compensation Committee of the Board of Directors which consists of Messrs. Dali, Patil and Morris, held no meetings during the last fiscal year. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company.

     The Board of Directors has no nominating committee or any committee performing such functions.

DIRECTOR COMPENSATION

     The Company reimburses its directors for the out-of-pocket expenses incurred in the performance of their duties as directors of the Company. The Company does not currently pay fees to its directors for attendance at board meetings.

     The Company's 1996 Director Option Plan (the "Director Plan") provides for the automatic and nondiscretionary grant of nonstatutory stock options to nonemployee directors of the Company who are first elected to the Board after the adoption of the Director Plan ("Outside Directors"). The Director Plan was approved by the Board in June 1996 and stockholders in August 1996. A total of 50,000 shares of Common Stock are reserved for issuance thereunder. Each Outside Director will automatically be granted an option to purchase 5,000 shares on the date on which such person first becomes an Outside Director ("First Option") at the fair market value of the Company's Common Stock on the date of grant. Each First Option will become exercisable as to one-fourth ( 1/4) of the shares subject to the option on the first anniversary of the date of grant and as to one-forty-eighth ( 1/48) of the shares subject to the option each month thereafter, subject to continued service as an Outside Director. In addition, each Outside Director will be automatically granted an option to purchase 5,000 shares on December 1 of each year beginning in 1997, provided he or she has served on the Board for at least six months ("Subsequent Option"). Each Subsequent Option shall have an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant and shall become exercisable as to one-fourth ( 1/4) of the shares subject to the Subsequent Option three years and one month after the date of grant and as to one-forty-eighth ( 1/48) of the shares on the last day of each month thereafter, subject to continued service as an Outside Director. As of December 31, 1996, no shares have been issued under the Director Plan and 50,000 shares of Common Stock remain available for future issuance.

     In October 1995, Messrs. Rekhi, Patil and Posner each received, in recognition for their services to the Company as consultants, a nonstatutory option exercisable to purchase 75,000 shares of the Company's Common Stock at an exercise price of $0.14 per share. These options have a term of ten years and vest over four years from the date of grant, assuming continued service by such individuals as consultants of the Company. During the six months ended June 30, 1996, each of Messrs. Rekhi, Patil and Posner have exercised such options in full, subject to the Company's right of repurchase which lapses over four years from the date of the original option grants. In August 1996, in recognition of his services to the Company as a consultant, Mr. Tolonen received a nonstatutory option exercisable to purchase 75,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. This option has a term of ten years and vests over four years from the date of grant, assuming continued service by Mr. Tolonen as a consultant to the Company. In March 1997, Messrs. Dali and Morris each received, in recognition for their services to the Company as consultants, a nonstatutory options exercisable to purchase 10,000 shares of the Company's Common Stock at an exercise price of $9.00 per share. These options have a term of ten years and 5,000 shares for each of Messrs. Dali and Morris vested immediately, with the balance for each vesting ratably over a one-year period from the date of grant, assuming continued service by such individuals as consultants of the Company. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Dali, Morris and Patil. Mr. Warrier also participates in discussions regarding salaries and incentive compensation for all employees (including officers) and consultants to the Company, except that Mr. Warrier is excluded from discussions regarding his own salary and incentive compensation.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997, and recommends that stockholders vote for ratification of such appointment. Representatives of KPMG Peat Marwick, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The ratification of the appointment of KPMG Peat Marwick, LLP requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting-Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
           RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, and (iv) all of the Company's directors and executive officers as a group.

                                                                   NUMBER OF           PERCENTAGE
                                                                     SHARES           BENEFICIALLY
                        BENEFICIAL OWNER                       BENEFICIALLY OWNED       OWNED(1)
    ---------------------------------------------------------  ------------------     ------------
    Suhas Patil(2)...........................................       1,948,728             16.3%
      c/o Cirrus Logic, Inc.
      3100 West Warren Avenue
      Fremont, CA 94538
    New Enterprise Associates(3).............................       1,120,127              9.4%
      2490 Sand Hill Road
      Menlo Park, CA 94025
    Paul Dali(4).............................................         780,081              6.5%
      3000 Sand Hill Road
      Menlo Park, CA 94025
    Nazem & Company IV, L.P.(4)..............................         773,381              6.5%
      3000 Sand Hill Road
      Menlo Park, CA 94025
    Unni S. Warrier(5).......................................         687,078              5.7%
      c/o CyberMedia, Inc.
      3000 Ocean Park Blvd.
      Suite 2001
      Santa Monica, CA 90405
    Draper Entities(6).......................................         551,625              4.6%
      50 Fremont Street, Suite 3500
      San Francisco, CA 94105
    Anne T. Lam(7)...........................................         421,182              3.5%
    Srikanth Chari(8)........................................         324,578              2.7%
    Kanwal Rekhi(9)..........................................         291,375              2.4%
    Ronald S. Posner(10).....................................         272,200              2.2%
    Brad Kingsbury(11).......................................          72,302              6.0%
    Charles M. Valentine(12).................................          38,500                *
    Jeffrey Beaumont(13).....................................          34,125                *
    James R. Tolonen(14).....................................          14,063                *
    Leonard L. Backus(15)....................................          13,542                *
    Peter Morris(16).........................................          10,417                *
    All executive Officers and Directors as a Group
      (13 persons)(17).......................................       4,908,171             41.3%

---------------

  *  Less than 1%

 (1) Percent Ownership is based on 11,882,225 shares of Common Stock outstanding as of April 18, 1997. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Includes 75,000 shares of Common Stock subject to the Company's repurchase option which lapses over time. Includes 75,000 shares of Common Stock registered to Personal Urban Transport Corporation of which Mr. Patil is sole proprietor. See "Certain Relationships and Related Transactions."

 (3) Represents 7,143 shares and 1,112,984 shares held by NEA Ventures 1995, L.P. and New Enterprise Associates VI, Limited Partnership, respectively. Mr. Morris is a director of the Company and is a partner at New Enterprise Associates. Because Mr. Morris does not have voting or dispositive control over such shares, other than the 4,167 shares that Mr. Morris holds, he disclaims beneficial ownership over the shares of which he has no pecuniary interest.

 (4) Represents 773,831 shares held of record by Nazem & Company IV, L.P. Mr. Dali, a general partner of Nazem & Company IV, L.P., is a director of the Company. Mr. Dali disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 6,250 shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date.

 (5) Includes 80,000 shares held by Unnikrishnan S. Warrier, Trustee of the Anne Lam 1996 Children's Trust UTA dated August 26, 1996, of which Mr. Warrier disclaims beneficial ownership. Includes 59,425 shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date.

 (6) Represents 267,857 shares held by Draper Associates II, L.P., 15,911 shares held by Draper International India, L.P. and 267,857 shares held by Draper International Holdings, L.P. William Draper is a general partner of Draper International LLC and may be deemed to beneficially own the shares held by Draper International India, L.P. and Draper International Holdings, L.P. Mr. Draper disclaims beneficial ownership of all such shares except to the extent of this pecuniary interest therein arising from his general partnership interest. Timothy C. Draper is a general partner of Draper Associates II, L.P. and may be deemed to beneficially own the shares held by such entity. Mr. Draper disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein arising from his general partnership interest.

 (7) Includes 80,000 shares held by Anne Lam, Trustee of the Unnikrishnan S. Warrier 1996 Children's Trust UTA dated August 23, 1996, and 25,000 shares held by Anne Lam, Trustee of the Tran 1996 Children's Trust UTA dated August 28, 1996 of which Ms. Lam disclaims beneficial ownership. Also includes 37,134 shares subject to options that are currently exercisable or exercise within 60 days of the Record Date.

 (8) Includes 256,775 shares held by Srikanth Chari and Padma Chari, Trustees of the Chari Family Trust U/D/T dated June 10, 1996. Includes 40,676 shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date.

 (9) Represents 37,836 shares held by Kanwal Rekhi, Ann Holt Rekhi and Navinder Jain, Trustees of the Benjamin Rekhi Trust dated 12/15/89, 37,837 shares held by Kanwal Rekhi, Ann Holt Rekhi and Navindera Jain, Trustees of the Raj-Ann Kaur Rekhi Trust dated 12/15/89 and 208,559 shares held by Kanwal Rekhi as Trustee of the Rekhi Family Trust dated 12/15/89 and 7,143 shares held by Mr. Rekhi. Includes 75,000 shares subject to the Company's repurchase option which lapses over time. See "Certain Relationships and Related Transactions."

(10) Includes 75,000 shares subject to the Company's repurchase option which lapses over time. See "Certain Relationships and Related Transactions."

(11) In April 1996 and March 1997, Mr. Kingsbury was granted options to purchase 172,500 and 9,333 shares of Common Stock, respectively. 49,635 of such shares are subject to options that are currently exercisable or exercisable within 60 days of the Record Date.

(12) In September 1996, Mr. Valentine joined the Company and was granted an option to purchase 150,000 shares of Common Stock. Options to purchase 37,500 shares are exercisable within 60 days of the Record Date.

(13) In December 1995 and March 1997, Mr. Beaumont was granted options to purchase 75,000 and 16,000 shares of Common Stock, respectively. 41,000 of such shares are subject to options that are currently exercisable or exercisable within 60 days of the Record Date.

(14) Mr. Tolonen was elected to the Board in August 1996 and granted an option to purchase for 75,000 shares of Common Stock. 14,063 of such shares are subject to options that are currently exercisable or exercisable within 60 days of the Record Date.

(15) In April 1996, Mr. Backus was granted an option to purchase for 50,000 shares of Common stock. 13,542 of such shares are subject to options that are currently exercisable or exercisable within 60 days of the Record Date.

(16) Mr. Morris is a director of the Company and is a partner at New Enterprise Associates. Because Mr. Morris does not have voting or dispositive control over such shares, other than the 4,167 shares that Mr. Morris holds, he is not deemed to beneficially own such shares except for his pecuniary interest therein. Includes options to purchase 6,250 shares exercisable within 60 days of the Record Date.

(17) Includes 297,600 shares subject to outstanding options which are currently exercisable or exercisable within 60 days of the Record Date as referenced in footnotes (4), (5), (7), (8) and (11) through (16).

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table shows, as to the Chief Executive Officer and each of the other most highly compensated executive officers who earned in excess of $100,000 in annual salary or bonus, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                 ANNUAL COMPENSATION            AWARDS
                                            ------------------------------   ------------      OTHER
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)(1)    OPTIONS(#)    COMPENSATION
------------------------------------------  -----  ---------   -----------   ------------   ------------
Unni S. Warrier...........................   1996   203,526           --        150,050        2,053
  Chief Executive Officer,                   1995   123,461          500             --        1,623
  President and Chairman                     1994    26,318           --             --        1,386
  of the Board
Srikanth Chari............................   1996   144,466           --        100,050        5,587
  Vice President, Marketing                  1995   104,654          500             --        5,995
                                             1994    27,558           --             --        5,291
Anne T. Lam...............................   1996   154,208           --         90,050        1,957
  Vice President, Business                   1995   104,654          500             --        1,550
  Development                                1994    31,201           --             --        1,308
Leonard L. Backus.........................   1996    76,154       33,120         50,000        2,581
  Vice President,                            1995        --           --             --           --
  International Sales                        1994        --           --             --           --

STOCK OPTION GRANTS AND EXERCISES

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                                                                            REALIZABLE
                                                      INDIVIDUAL GRANTS                      VALUE OF
                                       -----------------------------------------------    ASSUMED ANNUAL
                                                   % OF TOTAL                             RATES OF STOCK
                                                    OPTIONS                                    PRICE
                                       NUMBER OF   GRANTED TO                              APPRECIATION
                                       SECURITIES  EMPLOYEES                                FOR OPTION
                                       UNDERLYING   IN LAST                                   TERM(3)
                                        OPTIONS      FISCAL     EXERCISE   EXPIRATION    -----------------
                NAME                    GRANTED       YEAR       PRICE        DATE        5%($)    10%($)
-------------------------------------  ---------   ----------   --------   -----------   -------   -------
Unni S. Warrier......................   150,050       11.11      $ 1.20      1/17/2006   113,239   286,969
Srikanth Chari.......................   100,050        7.41      $ 1.20      1/17/2006    75,505   191,345
Anne T. Lam..........................    90,050        6.67      $ 1.20      1/17/2006    67,958   172,220
Leonard L. Backus....................    50,000        3.70      $ 3.50      4/23/2006   110,057   278,905

---------------

(1) See "Other Employee Benefit Plans -- Amended 1993 Stock Option Plan" for a description of the terms of the Company's option plans.

(2) The Company granted options to purchase an aggregate of 1,351,557 shares of Common Stock to all employees other than executive officers and granted options to purchase an aggregate of 712,650 shares of Common Stock to all executive officers as a group (seven (7) persons), during fiscal 1996.

(3) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions and the timing of option exercises, if any.

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended December 31, 1996 and the value of unexercised options at such date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                            OPTIONS/SARS AT             IN-THE-MONEY OPTIONS AT
                             SHARES        VALUE        DECEMBER 31, 1996(#)(2)         DECEMBER 31, 1996($)(3)
                           ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
          NAME             EXERCISE(#)     ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------  -----------    --------    -----------    -------------    -----------    -------------
Unni S. Warrier..........    292,050       994,038         50           150,000           728          2,182,500
Srikanth Chari...........    142,775       485,724         50           100,000           728          1,455,000
Anne T. Lam..............    166,650       567,444         50            90,000           728          1,309,500
Leonard L. Backus........         --            --         --            50,000            --            612,500

---------------

(1) Calculated by determining the difference between the estimated fair market value of the security underlying the options on the date of exercise ($3.50 per share) and the exercise price of the options.

(2) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(3) Calculated by determining the difference between the fair market value of the securities underlying the options at year end ($15.75 per share as of December 31, 1996) and the exercise price of the options.

EMPLOYMENT AGREEMENTS

     The Company has entered into an agreement with each of Mr. Chari and Ms. Lam that provides for the immediate vesting of all of such individual's outstanding options in the event that the Company terminates such individual without cause. Mr. Kingsbury and Mr. Valentine have also entered into Employment Agreements with the Company which provide for accelerated vesting of certain options upon termination without cause following a change in control. The Director Plan provides for accelerated vesting of all outstanding options granted to directors thereunder upon a change in control in certain circumstances. To date, no options have been granted under the 1996 Director Plan.

OTHER EMPLOYEE BENEFIT PLANS

 Amended 1993 Stock Plan

     The Company's 1993 Stock Plan was adopted by the Board in February 1993 and approved by the Company's stockholders in June 1993. The 1993 Stock Plan was amended by the Board in June 1996 and approved by the Company's stockholders in August 1996 (the "Amended 1993 Plan"). Additionally, in connection with the Company's initial public offering, the Board and stockholders approved an amendment to the Amended 1993 Plan that provides for an annual increase in the maximum aggregate number of shares of Common Stock which may be optioned and sold under the Amended 1993 Plan to the lesser of (i) 500,000 shares of Common Stock, (ii) six percent of the shares of Common Stock outstanding on such date or (iii) an amount determined by the Board. The Amended 1993 Plan provides for
(i) the granting to employees (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the granting to employees and Consultants of nonstatutory stock options and (iii) the granting of restricted stock purchase rights ("SPRs") to employees and Consultants.

     The Amended 1993 Plan may be administered by the Board or a committee of the Board (the "Administrator") and is currently administered by the Company's Compensation Committee. Generally, options granted under the Amended 1993 Plan become exercisable, assuming continued service with the Company, with respect to one-fourth( 1/4) of the shares covered by the option twelve months after the date of grant and thereafter vest and become exercisable at a rate of one-forty-eighth ( 1/48) of the shares subject to the option each month, with the option being fully exercisable four years after the date of the grant. Each option is fully exercisable upon grant subject to the Company's right to repurchase the shares received upon exercise. This repurchase right lapses over the same term as the option would have vested. To the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by any optionee during any calendar year exceeds $100,000, such excess options shall be treated as nonstatutory stock options. The Administrator determines the terms of options and SPRs granted under the Amended 1993 Plan, including the number of shares subject to the option or SPR, exercise price, term and the rate at which the options become exercisable. The exercise price of all incentive stock options or SPRs granted under the Amended 1993 Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of any incentive stock option or SPR granted to an optionee who owns stock representing more than 10% of the voting power of all classes of stock of the Company must equal at least 110% of the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the term of an incentive stock option is limited to five years or less. The term of all other options may not exceed ten years. In the case of SPRs, unless the Administrator determines otherwise, the Company has a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The aforementioned repurchase option lapses at a rate determined by the Administrator. The purchase price for shares so repurchased by the Company is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The exercise price may be paid in such consideration as determined by the Administrator, including cash and promissory notes. If not terminated earlier, the Amended 1993 Plan will terminate in 2003. Subject to certain limitations, the Board has the authority to amend or terminate the Amended 1993 Plan as long as such action does not adversely affect any outstanding option.

     In the event of a proposed sale of all or substantially all of the Company's assets, or a merger of the Company with or into another corporation, each option and SPR may be assumed or an equivalent option or right substituted by the successor corporation. In the absence of assumption or substitution of such options or SPRs, an optionee will have the right to exercise such option or SPR as to all of the shares of stock covered by the option or SPR.

     As of December 31, 1996, there were options outstanding under the Amended 1993 Plan to purchase 1,781,205 shares of Common Stock at a weighted average exercise price of $5.72 per share. As of December 31, 1996, 1,315,892 shares of Common Stock had been issued (net of repurchases) pursuant to option exercises under the Amended 1993 Plan and 848,105 shares remain available for future grant.

  1996 Employee Stock Purchase Plan

     The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board in June 1996 and approved by the Company's stockholders in August 1996. A total of 100,000 shares of Common Stock are reserved for issuance under the Purchase Plan. The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and is administered by the Board or by a committee appointed by the Board. Employees (including officers and employee directors of the Company) are eligible to participate if they are employed by the Company (or a subsidiary of the Company designated by the Board) for at least 20 hours per week, and for more than five months per calendar year. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 10% of an employee's compensation. No employee may purchase more than $25,000 worth of stock in any calendar year. The Purchase Plan is divided into 24-month offering periods, each of which contains four, six month purchase periods. The Purchase Plan is implemented through consecutive, overlapping offering periods, with new exercise periods within each offering period commencing on the first trading day on or after July 31 and January 31 of each year. The initial offering period under the Purchase Plan will begin on the effective date of this offering and end on August 31, 1998. Subsequent offering periods will begin on the first trading day following termination of an exercise period within a prior offering period and shall terminate 24 months later. Each participant will be granted an option on the first day of each offering period and such option will be automatically exercised on the last day of each six month exercise period within such offering period. The price of shares purchased under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock of the Company at (i) the beginning of the offering period or (ii) the end of the applicable six month exercise period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company. In the event of a merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by the surviving entity, unless the Board determines, in lieu of such assumption or substitution, to shorten the offering period in progress and set a new option exercise date. If the Board shortens the offering period then in progress, each participant shall be notified at least ten business days prior to the new exercise date, and unless such participant ends his or her participation, the option will be exercised automatically on the new exercise date. The Purchase Plan will terminate in 2006, unless sooner terminated by the Board.

     As of December 31, 1996, no shares had been issued under the Purchase Plan and 100,000 shares of Common Stock remain available for future issuance.

     401(k). The Company sponsors a 401(k) Plan under which eligible employees may contribute, on a pre-tax basis, up to 15% of the employee's total annual income from the Company, excluding bonuses, subject to certain IRS limitations. The Company may make discretionary contributions to the plan. All full-time employees who have attained age 18 are eligible to participate in the plan. All contributions are allocated to the employee's individual account and, at the employee's election, are invested in one or more investment funds available under the plan. Employee contributions are fully vested and nonforfeitable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into an agreement with each of Mr. Chari and Ms. Lam that provides for the immediate vesting of all of such individual's outstanding options in the event that the Company terminates such individual without cause. Mr. Kingsbury and Mr. Valentine have also entered into Employment Agreements with the Company which provide for accelerated vesting of certain options upon termination without cause following a change of control.

     In June 1994, the Company obtained a $500,000 loan from the Industrial Credit Development and Investment Corporation of India at an interest rate of U.S. Prime Rate, plus 2.25%. As of December 31, 1996, all of the outstanding principal and accrued interest was repaid. In order to secure the loan, Dr. Patil was required to personally guarantee $300,000 of the loan amount. The remaining $200,000 was personally guaranteed by certain founders of the Company, including Messrs. Warrier and Chari and Ms. Lam. In consideration for their personal guarantees, the Company issued warrants to purchase up to an aggregate of 900,000 shares of the Company's Series A Preferred Stock at an exercise price of $0.35 per share. Messrs. Warrier and Chari and Ms. Lam received warrants to purchase 47,619, 42,857 and 47,619 shares of the Company Series A Preferred Stock, respectively. Mr. Patil received warrants to purchase 600,000 and 7,143 shares of the Company's Series A Preferred Stock at exercise prices of $0.50 and $0.70, respectively.

     In June 1995, the Company borrowed $500,000 as a Bridge Loan at an interest rate of 8% from various investors of the Company including Kanwal Rekhi, a director of the Company. The Company issued Mr. Rekhi warrants to purchase 7,143 shares of Common Stock at $1.40 per share in connection with this loan. This Bridge Loan was repaid in full in September 1995.

     In September 1995, Dr. Patil invested $700,000 in the Series B Preferred Stock financing, $250,000 of which was represented by the conversion of a series of loans to the Company at an interest rate of 8% which were made in order for the Company to meet then-existing financial requirements. The Company and Dr. Patil agreed that these advances would be converted into shares of Series B Preferred Stock. In consideration for the loans provided to the Company, Dr. Patil received warrants to purchase 17,857 shares of the Company's Common Stock at an exercise price of $1.40 per share.

     All warrants for shares of Common Stock and Series A Preferred Stock were exercised in October 1996, at the time of the Company's initial public offering.

     In August 1996, in recognition of his services to the Company as a consultant, Mr. Tolonen received a nonstatutory option exercisable to purchase 75,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. This option has a term of ten years and vests over four years from the date of grant, assuming continued service by Mr. Tolonen as a consultant to the Company.

     The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals to the fullest extent allowed by Delaware law for certain liabilities to which they may be subject as a result of their affiliation with the Company.

     The Company believes that all transactions set forth above were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties. The Company has adopted a policy whereby all future transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

GENERAL

     The Compensation Committee (the "Committee") of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the chief executive officer and other executive officers. The Committee currently is comprised of three independent, non-employee members of the Board of Directors, none of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Committee has available to it such external compensation advice and data as the Committee deems appropriate to obtain.

     Compensation Philosophy and Relationship of Performance. This report reflects the Compensation Committee's executive officer compensation philosophy for the year ended December 31, 1996 as endorsed by the Board of Directors. The resulting actions taken by the Company are shown in the compensation tables supporting this report. The Compensation Committee either approves or recommends to the Board of Directors compensation levels and compensation components for the executive officers. With regard to compensation actions affecting the Chief Executive Officer, all of the non-employee members of the Board of Directors acted as the approving body.

     The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus shareholder value, by aligning the financial interests of the key executives with those of stockholders.

     The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance bonus, benefits and long-term incentive opportunity in the form of stock options and stock ownership. The annual compensation components consist generally of equal or lower base salaries than those of companies within the industry combined with incentive plans based on the Company's financial performance that can result in total compensation generally in line with those at comparable companies. Long-term incentives are tied to stock performance through the use of stock options. The Compensation Committee's position is that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Committee believes this philosophy and structure are in the best interests of the stockholders.

     Executive compensation for fiscal 1996 primarily consisted of base salary and performance incentives awarded in the form of stock options for such period.

     Annual Incentive Arrangements. The Company has adopted a Program which provides annual incentive compensation in the form of cash bonuses to key employees, including the Named Officers, who by the nature of their positions are deemed sufficiently accountable to impact directly the financial results of the Company. The Program is approved by the Compensation Committee, whose members are not eligible to participate in the Program.

     The Committee believes that key executives should have a significant proportion of total cash compensation subject to specific strategic and financial measurements. At the beginning of each fiscal year, or upon an individual being appointed an executive officer, the Committee sets a target bonus range for each executive officer expressed as a percentage of the executive's base salary. Performance goals for purposes of determining annual incentive compensation are established, which include sales, profitability and other strategic and financial measurements. Senior management, including the Named Officers, have the potential to earn significantly higher levels of incentive compensation if the Company exceeds its targets.

     The performance goals established at the beginning of 1996 were based on several strategic and financial measurements including a target level of profitability and sales and attainment of certain other objectives.

     Stock Options. The Compensation Committee of the Board of Directors generally determines stock option grants to eligible employees including the Named Officers. The Committee believes that options granted to management reinforce the Committee's philosophy that management compensation should be closely linked with stockholder value. Stock options have been granted to all of the Company's management and key employees.

     Other Compensation Plans. The Company has adopted certain broad-based employee benefit plans in which all employees, including the Named Officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. Under the Company's 401(k) Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code, participants, including the Named Officers, can contribute a percentage of their annual compensation. Although the 401(k) Plan allows for the Company to make matching contributions, the Company did not make a matching contribution for participants in 1996.

     Mr. Warrier's 1996 Compensation. Compensation for the Chief Executive Officer aligns with the philosophies and practices discussed above for executive officers in general. All compensation determinations and stock option grants to the Chief Executive Officer are reviewed by the Compensation Committee with the Board of Directors. Mr. Warrier is not eligible to participate in the Employee Stock Purchase Plan.

                                          COMPENSATION COMMITTEE

                                          Paul Dali
                                          Peter Morris
                                          Silas Patil

                        COMPANY STOCK PRICE PERFORMANCE

     The following graph demonstrates a comparison of cumulative total stockholder returns, calculated on a dividend reinvestment basis and based upon an initial investment of $100 in the Company's Common Stock as compared with the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The Company's Common Stock began trading on the Nasdaq National Market on October 23, 1996. The graph reflects the Company's stock price performance from the initial public offering through the end of fiscal 1996.

        Measurement Period                               Nasdaq Composite     Nasdaq Computer
      (Fiscal Year Covered)          CyberMedia, Inc.          Index               Index
10/23/96                                        100.00              100.00              100.00
10/31/96                                        107.23                99.5               99.61
11/29/96                                         97.59              105.55               109.7
12/31/96                                          75.9              105.51              108.58

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent stockholders were complied with.

                              FINANCIAL STATEMENTS

     The Company's Annual Report to Stockholders for the last fiscal year is being mailed with this proxy statement to stockholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected financial data and management's discussion and analysis of financial condition and results of operations.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Unni S. Warrier
                                          President, Chief Executive Officer
                                          and Chairman of the Board

Dated: May 9, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                CYBERMEDIA, INC.

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 5, 1997

    The undersigned stockholder of CyberMedia, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Unni S. Warrier and Jeffrey W. Beaumont, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of CyberMedia, Inc. to be held on June 5, 1997, at 10:00 a.m. Pacific daylight savings time, at 3000 Ocean Park Blvd., Suite 2001 Santa Monica, CA 90405, California, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:

    [ ] FOR all nominees listed below                       [ ] WITHHOLD authority to vote for
      (except as indicated)                                   all nominees listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

Unni S. Warrier  Peter Morris  Suhas Patil  Paul Dali  Ronald S. Posner  Kanwal
                            Rekhi  James R. Tolonen

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS INDEPENDENT
AUDITORS:

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

                                                       Dated:, 1997

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                               Signature

                                                       (This Proxy should be
                                                       marked, dated, signed by
                                                       the stockholder(s)
                                                       exactly as his or her
                                                       name appears hereon, and
                                                       returned promptly in the
                                                       enclosed envelope.
                                                       Persons signing in a
                                                       fiduciary capacity should
                                                       so indicate. If shares
                                                       are held by joint tenants
                                                       or as community property,
                                                       both should sign.)